Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CIFC Corp. (the “Company”) on Form 10-Q for the quarter ending March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	May 15, 2014	/s/ STEPHEN J. VACCARO
Stephen J. Vaccaro
Co-President
(Principal Executive Officer)

Date:	May 15, 2014	/s/ OLIVER WRIEDT
Oliver Wriedt
Co-President
(Principal Executive Officer)

Date:	May 15, 2014	/s/ RAHUL AGARWAL
Rahul Agarwal
Chief Financial Officer
(Principal Financial Officer)